Exhibit 23.1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Invech Holdings, Inc.

We consent to the use of our report dated September 24, 2024 with respect to the financial statements of Invech Holdings, Inc. as of December 31, 2023 and 2022 and the related statements of operations, shareholders’ deficit and cash flows for the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Form S-1.

Michael Gillespie & Associates, PLLC

Vancouver, Washington

September 24, 2024

/S/ Michael Gillespie & Associates, PLLC